SCC619
(07/05)

COMMONWEALTH OF VIRGINIA
STATE CORPORATION COMMISSION

ARTICLES OF INCORPORATION OF A VIRGINIA STOCK CORPORATION

The undersigned, pursuant to Chapter 9 of Title 13.1 of the Code of Virginia, state(s) as follows:

1. The name of the corporation is

__________Emaginos, Inc. ____________________

2. The number of shares authorized to be issued by the corporation is 10,000.

3. A. The name of the corporation's initial registered agent is

__________Peter K. Stackhouse____________________.

B. The initial registered agent is **(mark appropriate box):**

(1) an individual who is a resident of Virginia **and**

☐ an initial director of the corporation.

× a member of the Virginia State Bar.

OR

(2) ☐ a domestic or foreign stock or nonstock corporation, limited liability company or registered limited liability partnership authorized to transact business in Virginia.

4 A. The corporation's initial registered office address, including the street and number, if any, which is identical to the business office of the initial registered agent, is

______219 Lloyds Lane__________Alexandria, Virginia______________, VA __22302____
(number street) (city or town) (zip)

B. The registered office is physically located in the ☐ county **or x** city of Alexandria__________.

5. The initial directors are.

NAME(S)	ADDRESS(ES)
Jack R. Taub	PO Box 10606
	Herndon, VA 20171

6 INCORPORATOR(S)

[signature] Peter K. Stackhouse

SIGNATURE(S) PRINTED NAME(S)

Telephone number (optional) ____703-684-7184__________

See instructions on the reverse.

COMMONWEALTH OF VIRGINIA
STATE CORPORATION COMMISSION

AT RICHMOND, JANUARY 24, 2008

The State Corporation Commission has found the accompanying articles submitted on behalf of

Emaginos, Inc.

to comply with the requirements of law, and confirms payment of all required fees. Therefore, it is ORDERED that this

CERTIFICATE OF INCORPORATION

be issued and admitted to record with the articles of incorporation in the Office of the Clerk of the Commission, effective January 24, 2008.

The corporation is granted the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.

STATE CORPORATION COMMISSION

By Mark C. Christie

Commissioner

Commonwealth of Virginia

STATE CORPORATION COMMISSION

Richmond, January 24, 2008

This is to certify that the certificate of incorporation of

Emaginos, Inc.

was this day issued and admitted to record in this office and that the said corporation is authorized to transact its business subject to all Virginia laws applicable to the corporation and its business. Effective date: January 24, 2008

STATE CORPORATION COMMISSION VIRGINIA SIC SEMPER TYRANNIS 1903

State Corporation Commission
Attest:

Joel H. Peck
Clerk of the Commission

CIS0363

COMMONWEALTH OF VIRGINIA

STATE CORPORATION COMMISSION

ARTICLES OF AMENDMENT OF EMAGINOS, INC.

The undersigned on behalf of Emaginos, Inc. , pursuant to Title 13.1, Chapter 9, Article 11 of the Code of Virginia, states the following:

1. The name of the Corporation is Emaginos, Inc.
2. The text of the Amendment to the Articles of Incorporation is:
3. "The number of shares authorized to be issued by the Corporation is hereby increased from ten thousand (10,000) shares to two hundred fifty million (250,000,000) shares."
4. The foregoing amendment was adopted on September 15, 2011
5. The amendment was adopted by unanimous consent of the shareholders and the board of directors

Executed in the name of the corporation by:

________________________ 9/22/2011________________

Signature of Chairman of the Board Date

Scott Taub__________________ Chairman of the Board of Directors

Printed Name of Chairman of the Board

SCC # for Emaginos, Inc. 0689179-0

COMMONWEALTH OF VIRGINIA
STATE CORPORATION COMMISSION

AT RICHMOND, OCTOBER 6, 2011

The State Corporation Commission has found the accompanying articles submitted on behalf of

Emaginos, Inc.

to comply with the requirements of law, and confirms payment of all required fees. Therefore, it is ORDERED that this

CERTIFICATE OF AMENDMENT

be issued and admitted to record with the articles of amendment in the Office of the Clerk of the Commission, effective October 6, 2011.

The corporation is granted the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.

STATE CORPORATION COMMISSION

By

James C. Dimitri
Commissioner

11-09-29-0047
AMENACPT
CIS0313